Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-75254, 33-75252, 33-92656, 333-01978, 333-34839, 333-34837, 333-81521, 333-81523, 333-64410, 333-64412, 333-100294, 333-100295, 333-116550, 333-116551, 333-125839, 333-125840, 333-129838, 333-146202, and 333-157467) of our reports dated May 28, 2010 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Black Box Corporation’s internal control over financial reporting which appears in this Form 10-K for the fiscal year ended March 31, 2010.
/s/ BDO Seidman, LLP
Chicago, Illinois
May 28, 2010